UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – September 5, 2012
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 5, 2012, QEP Resources, Inc. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC for itself and as representative of the other underwriters named on Schedule A thereto (collectively the “Underwriters”), relating to the issuance and sale by the Registrant of $650,000,000 aggregate principal amount of 5.250% Notes due 2023 (the “Notes”). The sale of the Notes has been made under the Registrant’s registration statement on Form S-3 (File No. 333-179709) (the “Registration Statement”).

In the Underwriting Agreement, the Registrant made various representations and warranties to the Underwriters and generally agreed to indemnify, subject to the exceptions set forth in the Underwriting Agreement, the Underwriters and their respective affiliates from, among other things, any untrue statement of a material fact, or omission to state a material fact, in the Registration Statement, the disclosure package or the prospectus related thereto.

Relationships

The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Registrant and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated September 5, 2012 by and among QEP Resources, Inc. and the Underwriters named on Schedule A thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP RESOURCES, INC.
(Registrant)

September 10, 2012

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated September 5, 2012 by and among QEP Resources, Inc. and the Underwriters named on Schedule A thereto.